Exhibit 8

Tsakos Energy Navigation Ltd. and Subsidiaries

As of 31 May 2003

Company	Country of Incorporation
Oak Shipping Co Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Juliet Shipping Company Limited	Liberia
Rigoletto Shipping Company Limited	Liberia
Figaro Shipping Company Limited	Liberia
Soumelia Marine Co Ltd.	Cyprus
Dinema Shipping Co Ltd.	Cyprus
Grevia Marine Co Ltd.	Cyprus
Noble Shipping Enterprises Ltd.	Liberia
Seaport Shipping Corp.	Liberia
Kingsbridge Shipping Co Ltd.	Liberia
Azimuth Shipping Company Ltd.	Liberia
Malgara Marine Co Ltd.	Cyprus
Horizana Shipping Co Ltd.	Malta
Fortitude Shipping Co Ltd.	Malta
Klera Navigation Co Ltd.	Cyprus
Divino Maritime Co Ltd.	Cyprus
Estoril Maritime Co Ltd.	Cyprus
Jersey Shipping Co Ltd.	Cyprus
Annapolis Shipping Co Ltd.	Cyprus
Essex Shipping Co Ltd.	Liberia
Bordeaux Shipping Company Ltd.	Liberia
Bosphorus Shipping Co Ltd.	Liberia
Status Fame S.A.	Panama
Magnum Faith S.A.	Panama
Ergo Glory S.A.	Panama
Sea Mayfair S.A.	Panama
Oceana Shipping Company Ltd.	Liberia
Mediterranean Fame S.A.	Panama
Koroni Shipping Co Ltd.	Liberia
Kavalla Shipping Co Ltd.	Liberia
Capias Pte Ltd.	Singapore
Maritime Investment Finance Ltd.	Liberia
Meandros Shipping Co Ltd.	Cyprus
West Point Shipping Co Ltd.	Liberia
World Excellence S.A.	Panama
Oceanic Honour S.A.	Panama